UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Commerce Drive
Danbury, Connecticut 06810
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 797-9586

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 12, 2008, the Company entered into an Amendment Agreement with BridgePointe Master Fund Ltd. (“BridgePointe), a holder of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due April 17, 2009 (the “Debentures”). Pursuant to the Amendment Agreement, the Company and BridgePointe agreed to an additional, alternative means for the monthly payment of Debenture principal in shares of the Company’s common stock.  The Company and BridgePointe also agreed to certain changes regarding procedures for amendments to the Transaction Documents as defined in the Debentures.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On December 16, 2008, the Company entered into a Guaranty of Payment and Performance Agreement (“Guarantee”) in favor of Keltic Financial Partners, LP (“Keltic”) pursuant to which it provided an unconditional guarantee of the obligations of the Company’s subsidiaries Technipower LLC and Deltron LLC  as co-borrowers (collectively, the “Subsidiaries”) to Keltic under a Revolving Credit Agreement and Revolving Credit Note (the “Agreement and Note”). The Agreement and Note provide for a maximum advance to the subsidiaries of $1,750,000 based on an inventory and accounts receivable formula. The Agreement and Note replaced the existing revolving bank line of credit of Technipower LLC and added Deltron LLC as a co-borrower. The Agreement and Note are secured by a first security interest in all of the domestic assets of the Subsidiaries.

In connection with the Keltic transaction, the Company reaffirmed its guarantee to JMC Venture Partners LLC (“JMC”) of a secured promissory note dated September 7, 2007 in the original principal amount of $2,750,000 (“JMC Note”).  The maker of the JMC Note is Deltron LLC. The principal amount of the JMC Note was increased to $3,382,000 to account for accrued interest and other charges. Deltron agreed to pay interest on the JMC Note over a 36 month period with balloon payments of principal in the amount of $500,000 each in the 18th and 30th months. Under certain circumstances, the Company may make optional prepayments of principal as well as the two $500,000 balloon payments in shares of its common stock. JMC subordinated its security interest in all of the domestic assets of Deltron LLC to Keltic. JMC is an affiliate of Michael A. D'Amelio, a director of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

On December 8, 2008, the Company issued 3,205,128 shares of common stock, par value $.001 per share (“Common Stock”), to one holder of its Senior Secured Promissory Notes upon conversion of $25,000 of such holder’s Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: December 22, 2008	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President and Principal Executive Officer